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PRINCIPAL OPERATING SUBSIDIARIES

                                         State of Incorporation
                                         ----------------------

Beacon Manufacturing Company................. North Carolina

Tennessee Woolen Mills, Inc.................. Tennessee

Manetta Home Fashions, Inc. ................. North Carolina

Torfeaco Industries, Inc. ................... Ontario, Canada

Fieldcrest Cannon, Inc. ..................... Delaware

Encee, Inc. ................................. Delaware